                                                                      EXHIBIT 25

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM T-1

                            ----------------------

                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
              UNDER THE TRUST INDENTURE ACT FOR 1939, AS AMENDED,
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
  Check if an application to determine eligibility of a trustee pursuant to
                         Section 305(b)(2)___________

                            ----------------------

                           FIRST UNION NATIONAL BANK
              (Exact name of Trustee as specified in its charter)

230 SOUTH TRYON STREET, 9TH FL.
CHARLOTTE, NC                     28288-1179                 22-1147033
(Address of principal             (Zip Code)              (I.R.S. Employer
 executive office)                                        Identification No.)

                       DANTE M. MONAKIL, (804) 343-6057
                 800 E. MAIN STREET, RICHMOND, VIRGINIA 23219

                            ----------------------

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
              (Exact name of obligor as specified in its charter)

                                   DELAWARE
        (State or other jurisdiction of incorporation or organization)

                                  54-1708481
                     (I.R.S. Employer Identification No.)

                             1700 OLD MEADOW ROAD
                                  MCLEAN, VA
                   (Address of principal executive offices)

                                     22102
                                  (Zip Code)

                         9 7/8% SENIOR NOTES DUE 2008
                      (Title of the indenture securities)

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

1.   General Information.

     (a) The following are the names and addresses of each examining supervising authority to which the Trustee is subject:

           The Comptroller of the Currency, Washington, D.C.
           Federal Reserve Bank of Richmond, Richmond, Virginia.
           Federal Deposit Insurance Corporation, Washington, D.C.
           Securities and Exchange Commission, Division of Market Regulation, Washington, D.C.

     (b)   The Trustee is authorized to exercise corporate trust powers.

2.   Affiliations with obligor.

           The obligor is not an affiliate of the Trustee.

3.   Voting Securities of the Trustee.

           Not applicable
           (See answer to Item 13)

4.   Trusteeships under other indentures.

           Not applicable
           (See answer to Item 13)

5. Interlocking directorates and similar relationships with the obligor or underwriters.

           Not applicable
           (See answer to Item 13)

6.   Voting securities of the Trustee owned by the obligor or its officials.

           Not applicable
           (See answer to Item 13)

7.   Voting securities of the Trustee owned by underwriters or their officials.

           Not applicable
           (See answer to Item 13)

8.   Securities of the obligor owned or held by the Trustee.

           Not applicable
           (See answer to Item 13)

9.   Securities of underwriters owned or held by the Trustee.

           Not applicable
           (See answer to Item 13)

10. Ownership or holdings by the Trustee of voting securities of certain affiliates or security holders of the obligor.

           Not applicable
           (See answer to Item 13)

11. Ownership of holders by the Trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

           Not applicable
           (See answer to Item 13)

12.  Indebtedness of the obligor of the Trustee.

           Not applicable
           (See answer to Item 13)

13.  Defaults by the obligor.

           A. None
           B. None

14.  Affiliations with the underwriters.

           Not applicable
           (See answer to Item 13)

15.  Foreign trustee.

           Trustee is a national banking association organized under the laws of the United States.

16.  List of Exhibits.

     (1) Articles of Incorporation. (Incorporated by reference from Exhibit 25 to Registration 333-25575, filed June 5, 1997.)

     (2) Certificate of Authority of the Trustee to conduct business. (Incorporated by reference from Exhibit 25 to Registration 333-25575, filed June 5, 1997.)

     (3) Certificate of Authority of the Trustee to exercise corporate trust powers. (Incorporated by reference from Exhibit 25 to Registration 333-25575, filed June 5, 1997.)

     (4) By-Laws. (Incorporated by reference from Exhibit 25 to Registration 333-25575, filed June 5, 1997.)

     (5) Inapplicable.

     (6) Consent by the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Included at Page 4 of this Form T-1 Statement.

     (7) Report of condition of Trustee.

     (8) Inapplicable.

     (9) Inapplicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, FIRST UNION NATIONAL BANK, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond, and Commonwealth of Virginia on the 10th day of July, 1998.

                                           FIRST UNION NATIONAL BANK
                                           (Trustee)


                                           BY: /s/ Dante M. Monakil
                                              --------------------------------
                                              Dante M. Monakil, Vice President


                                                                 EXHIBIT T-1 (6)

                              CONSENTS OF TRUSTEE

     Under section 321(b) of the Trust Indenture Act of 1939 and in connection with the proposed issuance by Primus Telecommunications Group, Incorporated Senior Notes due 2008, First Union National Bank, as the Trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.


                                           FIRST UNION NATIONAL BANK

                                           BY: /s/ John M. Turner
                                              ------------------------------
                                              John M. Turner, Vice President

Dated: July 10, 1998


Legal Title of Bank:  First Union National Bank             Call Date: 3/31/98  ST-BK: 37-0351  FFIEC 031
Address:              Two First Union Center                                                    Page RI-1
City, State Zip:      Charlotte, NC 28288-0201                                   Printed 4/30/98 at 15:28
FDIC Certificate No.: 33869

CONSOLIDATED REPORT OF INCOME
FOR THE PERIOD JANUARY 1, 1998 - MARCH 31, 1998

All report of Income Schedules are to be reported on a calender year-to-date basis in thousands of dollars.

SCHEDULE RI -- INCOME STATEMENT                                                                                  I480
                                                                                                  -------------------
                                                                   Dollars Amounts in Thousands   RIAD  Bil Mil  Thou
------------------------------------------------------------------------------------------------------------------------------------
1.  Interest Income:                                                                             ///////////////////
        a. Interest and fee income on loans:                                                     ///////////////////
           (1) In domestic offices:                                                              ///////////////////
               (a) Loans secured by real estate................................................. 4011      1,030,197   1.a.(1)(a)
               (b) Loans to depository institutions............................................. 4019          9,070   1.a.(1)(b)
               (c) Loans to finance agricultural production and other loans to farmers.......... 4024          5,647   1.a.(1)(c)
               (d) Commercial and industrial loans.............................................. 4012        413,424   1.a.(1)(d)
               (e) Acceptances of other banks................................................... 4026            597   1.a.(1)(e)
               (f) Loans to individuals for household, family, and other personal
                    expenditures:                                                                ///////////////////
                    (1) Credit cards and related plans.......................................... 4054        113,072   1.a.(1)(f)(1)
                    (2) Other................................................................... 4055        168,742   1.a.(1)(f)(2)
               (g) Loans to foreign governments and official institutions....................... 4056          3,816   1.a.(1)(g)
               (h) Obligations (other than securities and leases) of states and political        ///////////////////
                    subdivisions in the U.S.:                                                    ///////////////////
                    (1) Taxable obligations..................................................... 4503              0   1.a.(1)(h)(1)
                    (2) Tax-exempt obligations.................................................. 4504         17,745   1.a.(1)(h)(2)
               (i) All other loans in domestic offices.......................................... 4058         40,219   1.a.(1)(i)
           (2) In foreign offices, Edge and Agreement subsidiaries, and IBF's................... 4059         16,388   1.a.(2)
        b. Income from lease financing receivables:                                              ///////////////////
           (1) Taxable leases................................................................... 4505        207,354   1.b.(1)
           (2) Tax-exempt leases................................................................ 4307          5,035   1.b.(2)
        c. Interest income on balances due from depository institutions: (1)                     ///////////////////
           (1) In domestic offices.............................................................. 4105          1,573   1.c.(1)
           (2) In foreign offices, Edge and Agreement subsidiaries, and IBF's................... 4106          1,262   1.c.(2)
        d. Interest and dividend income on securities:                                           ///////////////////
           (1) U.S. Treasury securities and U.S. Government agency obligations.................. 4027        379,035   1.d.(1)
           (2) Securities issued by states and political subdivisions in the U.S.:               ///////////////////
               (a) Taxable securities........................................................... 4506             27   1.d.(2)(a)
               (b) Tax-exempt securities........................................................ 4507         14,427   1.d.(2)(b)
           (3) Other domestic debt securities................................................... 3657         65,702   1.d.(3)
           (4) Foreign debt securities.......................................................... 3658         29,067   1.d.(4)
           (5) Equity securities (including investments in mutual funds)........................ 3659          7,602   1.d.(5)
        e. Interest income from trading assets.................................................. 4069         47,396   1.e.

-------------------------
(1) Includes interest income on time certificates of deposit not held for trading.


Legal Title of Bank:  First Union National Bank             Call Date: 3/31/98  ST-BK: 37-0351  FFIEC 031
Address:              Two First Union Center                                                    Page RI-3
City, State Zip:      Charlotte, NC 28288-0201                                   Printed 4/30/98 at 15:28
FDIC Certificate No.: 33869

SCHEDULE RI -- CONTINUED                                                                                         I481
                                                                                                  -------------------
                                                                                                         Year-to-date
                                                                                                  -------------------
                                                                    Dollar Amounts in Thousands   RIAD  Bil Mil  Thou
------------------------------------------------------------------------------------------------------------------------------------
1.  Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after   ///////////////////
    August 7, 1986, that is not deductible for federal income purposes.......................... 4513          3,733   M.1.
2.  Income from the sale and servicing of mutual funds and annuities in domestic offices         ///////////////////
    (including in Schedule RI. item 8).......................................................... 8431        125,191   M.2.
3.-4. Not applicable                                                                             ///////////////////
5.  Number of full-time equivalent employees at end of current period (round to                  ////         Number
    nearest whole number)....................................................................... 4150         44,386   M.5.
6.  Not applicable                                                                               ///////////////////
7.  If the reporting bank has restated its balance sheet as a result of applying down    RIAD            CC YY MM DD
    accounting this calendar year, report the date of the bank's acquisition(1)..........9106            00 00 00 00   M.7.
8.  Trading revenue (from cash instruments and off-balance sheet derivative instruments)         ///////////////////
    (sum of Memorandum items 8.a through 8.d must equal Schedule RI, item 5.c)                   ////   Bil Mil  Thou
    a. Interest rate exposures.................................................................. 8757         16,978   M.8.a.
    b. Foreign exchange exposures............................................................... 8758         (2,606)  M.a.b.
    c. Equity security and index exposures...................................................... 8759              0   M.8.c.
    d. Commodity and other exposures............................................................ 8760             (3)  M.8.d.
9.  Impact on income of off-balance sheet derivatives held for purposes other than trading:      ///////////////////
    a. Net increase (decrease) to interest income............................................... 8761          9,609   M.9.a.
    b. Net (increase) decrease to interest expense.............................................. 8762         21,986   M.9.b.
    c. Other (noninterest) allocations.......................................................... 8763              0   M.9.c.
10. Credit losses on off-balance sheet derivatives (see instructions)........................... 8251              0   M.10.
                                                                                                           YES    NO
11. Does the reporting bank have a Subchapter S election in effect for federal income tax
    purposes for the current tax year?.......................................................... A530         ///   X  M.11.
12. Deferred portion of total applicable income taxes included in Schedule RI,                   ////   Bil Mil  Thou
    items 9 and 11 (to be reported with the December Report of Income).......................... 4772             N/A  M.12.

-------------------------
(1) For example, a bank acquired on June 1, 1997, would report 19970601.

Legal Title of Bank:  First Union National Bank             Call Date: 3/31/98  ST-BK: 37-0351  FFIEC 031
Address:              Two First Union Center                                                    Page RC-1
City, State Zip:      Charlotte, NC 28288-0201                                   Printed 4/30/98 at 15:28
FDIC Certificate No.: 33869

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC -- BALANCE SHEET
                                                                                                                   C400
                                                                   Dollar Amounts in Thousands      Rcfd  Bil  Mil Thou
-----------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                              ///////////////////
 1. Cash and balances due from depository institutions (from Schedule RC-A):                        ///////////////////
    a. Noninterest-bearing balances and currency and coin (1).....................................  0081      7,346,667  1.a.
    b. Interest-bearing balances (2)..............................................................  0071         12,481  1.b.
 2. Securities:                                                                                     ///////////////////
    a. Held-to-maturity securities (from Schedule RC-B, column A).................................  1754      1,937,159   2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)...............................  1773     31,508,601   2.b.
 3. Federal funds sold and securities purchased under agreement to resell.........................  1350      4,501,133   3.
 4. Loans and lease financing receivables:                                                          ///////////////////
    a. Loans and leases, net of unearned income (from Schedule RC-C)        RCFD 2122   98,043,231  ///////////////////   4.a.
    b. LESS: Allowance for loan and lease losses                            RCFD 3123    1,213,121  ///////////////////   4.b.
    c. LESS: Allocated transfer risk reserve                                RCFD 3128            0  ///////////////////   4.c.
    d. Loans and leases, net of unearned income, allowance, and reserve                             ///////////////////
       (item 4.a minus 4.b and 4.c)...............................................................  2125     96,830,110   4.d.
 5. Trading assets (from Schedule RC-D)...........................................................  3545      3,818,431   5.
 6. Premises and fixed assets (including capitalized leases)......................................  2145      2,660,908   6.
 7. Other real estate owned (from Schedule RC-M)..................................................  2150        112,869   7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)......  2130        269,234   8.
 9. Customers' liability to this bank on acceptances outstanding..................................  2155        575,447   9.
10. Intangible assets (from Schedule RC-M)........................................................  2143      2,896,263  10.
11. Other assets (from Schedule RC-F).............................................................  2160      7,274,331  11.
12. Total assets (sum of items 1 through 11)......................................................  2170    159,743,634  12.
--------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:  First Union National Bank             Call Date: 3/31/98  ST-BK: 37-0351  FFIEC 031
Address:              Two First Union Center                                                    Page RC-2
City, State Zip:      Charlotte, NC 28288-0201                                   Printed 4/30/98 at 15:28
FDIC Certificate No.: 33869

SCHEDULE RC -- CONTINUED
                                                                                                    -----------------------
                                                                        Dollar Amounts in Thousands ////////// Bil Mil Thou
---------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                         //////////////////////
13. Deposits                                                                                        //////////////////////
    a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E                    //////////////////////
         part I).................................................................................... RCON 2200  101,438,219 13.a
                                                                             -----------------------
       (1)  Noninterest-bearing(1).......................................... RCON 6631    19,061,893 ////////////////////// 13.a.(1)
       (2)  Interest-bearing................................................ RCON 6636    82,376,326 ////////////////////// 13.a.(2)
                                                                             -----------------------
    b.  In foreign offices, Edge and Agreement subsidiaries, and IBF's (from Schedule RC-E           //////////////////////
         part II)................................................................................... RCFN 2200    5,487,257 13.b.
                                                                             -----------------------
       (1)  Noninterest-bearing............................................. RCFN 6631        29,619 ////////////////////// 13.b.(1)
       (2)  Interest-bearing................................................ RCFN 6636     5,457,638 ////////////////////// 13.b.(2)
                                                                             -----------------------
14. Federal funds purchased and securities sold under agreements to repurchase...................... RCFD 2800   24,525,123 14.
15. a. Demand notes issued to the U.S. Treasury..................................................... RCON 2840      426,758 15.a.
    b. Trading liabilities (from Schedule RC-D)..................................................... RCFD 3548    4,547,787 15.b.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):. //////////////////////
    a. With a remaining maturity of one year or less................................................ RCFD 2332    3,391,194 16.a.
    b. With a remaining maturity of more than one year through three years.......................... RCFD A547      635,109 16.b.
    c. With a remaining maturity of more than three years........................................... RCFD A548      416,618 16.c.
17. Not applicable.................................................................................. //////////////////////
18. Bank's liability on acceptances executed and outstanding........................................ RCFD 2920      575,222 18.
19. Subordinated notes and debentures (2)........................................................... RCFD 3200    2,797,773 19.
20. Other liabilities (from Schedule RC-G).......................................................... RCFD 2930    3,662,892 20.
21. Total liabilities (sum of items 13 through 20).................................................. RCFD 2948  147,903,952 21.
22. Not applicable.................................................................................. //////////////////////
EQUITY CAPITAL                                                                                       //////////////////////
23. Perpetual preferred stock and related surplus................................................... RCFD 3838      160,540 23.
24. Common stock.................................................................................... RCFD 3230       82,795 24.
25. Surplus (exclude all surplus related to preferred stock)........................................ RCFD 3839    8,532,323 25.
26. a. Undivided profits and capital reserves....................................................... RCFD 3632    2,823,904 26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities....................... RCFD 8434      240,120 26.b.
27. Cumulative foreign currency translation adjustments............................................. RCFD 3284            0 27.
28. Total equity capital (sum of items 23 through 27)............................................... RCFD 3210   11,839,682 28.
29. Total liabilities and equity capital (sum of items 21 and 28)................................... RCFD 3300  159,743,634 29.
                                                                                                     ----------------------
Memorandum
To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best describes the most                    Number
    comprehensive level of auditing work performed for the bank by independent external auditors as.           --------------
    of any date during 1997.........................................................................      RCFD 6724    2 M.1.

1. = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2. = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3. = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4. = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5. = Review of the bank's financial statements by external auditors

6. = Compilation of the bank's financial statements by external auditors

7. = Other audit procedures (excluding tax preparation work)

8. = No external audit work

---------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.




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